UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                    Date of Report
                    (Date of earliest event   July 11, 1997
                    reported):



                       JOHNSON WORLDWIDE ASSOCIATES, INC.
             (Exact name of Registrant as specified in its charter)




                         Commission File Number 0-16255


                   Wisconsin                              39-1536083
     (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)               Identification No.)


                 1326 Willow Road, Sturtevant, Wisconsin  53177
          (Address of principal executive offices, including zip code)


                                 (414) 884-1500
              (Registrant's telephone number, including area code)

           The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated July 11, 1997 to provide in its entirety as follows:

   Item 7  Financial Statements and Exhibits

   (a)     Financial Statements of Business Acquired - Uwatec Group

           Independent Auditors' Report

           Combined Balance Sheet as of December 31, 1996

           Combined Statement of Operations for the Year Ended December 31,
           1996

           Combined Statement of Changes in Shareholders' Equity for the Year Ended December 31, 1996

           Combined Statement of Cash Flows for the Year Ended December 31,
           1996

           Notes to the Combined Financial Statements

                          INDEPENDENT AUDITORS' REPORT


   The Board of Directors
   Uwatec AG

   We have audited the accompanying combined balance sheet of the Uwatec Group (as defined in Note 1) as of December 31, 1996, and the related combined statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Uwatec Group as of December 31, 1996, and the combined results of their operations and their cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

   KPMG Fides Peat




   /s/ Gunter Haag                    /s/  Orlando Lanfranchi
       Gunter Haag                         Orlando Lanfranchi



   Zurich, Switzerland
   August 13, 1997

                                  UWATEC GROUP

                             COMBINED BALANCE SHEET

                             As of December 31, 1996
                         (in thousands of Swiss Francs)


                                     ASSETS

   Current assets:
     Cash and cash equivalents                    CHF                    749
     Trade accounts receivable, net of allowance
        of CHF 921                                                     4,534
     Inventories                                                      17,759
     Fixed assets to be disposed of                                    5,694
     Other current assets                                                650
                                                                   ---------
       Total current assets                                           29,386

   Property, plant and equipment, net                                  2,797
   Deferred taxes                                                        125
   Loans                                                                  16
                                                                   ---------
       Total assets                               CHF                 32,324
                                                                   =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
      Trade accounts payable                      CHF                 9,815
      Accrued expenses and deferred income                              401
      Income tax                                                      1,109
      Deferred taxes                                                  1,369
      Bank and other loans                                            8,954
      Debts payable to shareholders                                   4,380
      Other current liabilities                                         901
                                                                   --------
        Total current liabilities                                    26,929

    Long-term debt due to third parties                                 935
    Deferred taxes                                                       22

                                                                   --------
        Total liabilities                                            27,886

    Minority interest                                                   185

    Shareholders' equity:
      Share capital                                                     150
      Retained earnings                                               4,390
      Currency translation adjustment                                  (287)
                                                                   --------
      Total shareholders' equity                                      4,253

      Commitments and contingencies
        Total liabilities and shareholders' equity   CHF             32,324
                                                                   ========


        See the accompanying notes to the combined financial statements.

                                  UWATEC GROUP

                        COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996
                         (in thousands of Swiss Francs)


                                                                      1996

    Net sales                                     CHF               30,252
    Cost of goods sold                                             (13,083)
                                                                 ---------
      Gross profit                                                  17,169

    Selling, general and administrative costs
      Personnel expenses                                            (6,153)
      Maintenance, cars                                               (355)
      Advertising, travelling                                       (2,521)
      Research and development expenses                               (593)
      General administrative costs                                  (3,577)
                                                                  --------
                                                                   (13,199)
                                                                  --------
      Income from operations                                         3,970
    Interest expense                                                  (704)
    Interest income                                                     26
    Costs of ship, net                                              (2,345)
    Foreign currency translation, net                                  (55)
                                                                  --------
      Income before taxes and minority interest                        892

    Provision for taxes                                               (854)
    Minority interest                                                  (34)
    Net profit                                    CHF                    4
                                                                  ========


        See the accompanying notes to the combined financial statements.

                                  UWATEC GROUP

              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      For the Year Ended December 31, 1996
                         (in thousands of Swiss Francs)



                                                           Currency
                                       Share    Retained  Translation
                                      Capital   Earnings  Adjustment   Total
    Balance at December 31,
     1995                        CHF       150    4,386                 4,536
    Net profit                                        4                     4
    Change in currency
     translation adjustment                                     (287)    (287)
                                        ------   ------       ------    -----
    Balance at December 31,
     1996                        CHF       150    4,390         (287)   4,253
                                        ------   ------       ------    -----


        See the accompanying notes to the combined financial statements.

                                  UWATEC GROUP

                        COMBINED STATEMENT OF CASH FLOWS
                      For the Year Ended December 31, 1996
                         (in thousands of Swiss Francs)

                                                                        1996

    Cash flows from operating activities:
      Net profit                                         CHF              4
        Adjustments to reconcile net profit to net
          cash provided by operating activities:
          Foreign currency effect on Loan of Sport
          Investment Holding                                            161
          Minority interest                                              34
          Depreciation and amortization                               1,139
          Writedown of ship to net realizable value                   1,793
          Deferred income tax                                           (43)
          Increase (decrease) in cash resulting from
          changes in:
            Receivable, net                                           1,233
            Inventories                                              (6,440)
            Prepaid expenses and other current assets                   156
            Accounts payable                                          2,185
            Accrued expenses                                            291
            Other current liabilities                                   446
            Other long term liabilities                                  (6)
            Other                                                        22
                                                                   --------
          Net cash provided by operating activities                     975
    Cash flows from investing activities:
      Capital expenditures                                             (823)
      Proceeds from sale of property, plant and equipment                15
                                                                   --------
        Net cash used in investing activities                          (808)
                                                                   --------
    Cash flows from financing activities:
      Borrowings (repayments) of third party debt                      (245)
      Borrowings (repayments) of bank overdraft                         144
                                                                   --------
        Net cash used in financing activities                          (101)
                                                                   --------
    Effect of exchange rate changes on cash and cash
    equivalents                                                          89
                                                                   --------
    Net increase in cash and cash equivalents                           155
    Cash and cash equivalents:
      Beginning of year                                                 594
                                                                  ---------
      End of year                                        CHF            749
                                                                  =========
    Supplemental disclosures of cash flow information:
    Cash paid during the year for:
      Interest                                           CHF            595
      Taxes                                              CHF            108



        See the accompanying notes to the combined financial statements.

                                  UWATEC GROUP

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 1996
             (in thousands of Swiss Francs unless otherwise stated)


   1.   BASIS OF PRESENTATION

        The accompanying combined financial statements have been prepared in accordance with United States generally accepted accounting principles ('U.S. GAAP') on a basis which reflects the combined assets and liabilities ('net assets') and sales, costs of sales and other income and expenses ('operations') and cash flows of the companies constituting the UWATEC Group ('UWATEC' or the 'Group'). The Group represents the following entities:

                                                          Jurisdiction of
                         Entity                            Organization

     Marketing Subsidiaries
     UWATEC-Instruments-Deutschland GmbH,
     Tauchsportvertrieb  . . . . . . . . . . . . . .   Germany
     SA UWATEC FRANCE  . . . . . . . . . . . . . . .   France
     UWATEC USA Inc.   . . . . . . . . . . . . . . .   United States
     UWATEC ESPANA, S.A.   . . . . . . . . . . . . .   Spain
     UWATEC UK LIMITED   . . . . . . . . . . . . . .   United Kingdom
     UWATEC ASIA LTD (60 % ownership by UWATEC AG)     Hong Kong

     Producing Entities
     UWATEC AG (parent company)  . . . . . . . . . .   Switzerland
     PT UWATEC BATAM   . . . . . . . . . . . . . . .   Indonesia
     UWAPLAST AG (no legal ownership, fully
     controlled by the shareholders of UWATEC AG)  .   Switzerland

        UWAPLAST AG is fully controlled by the shareholders of UWATEC AG.
   For financial statement purposes UWAPLAST AG has been combined and treated as if it would have been a subsidiary of UWATEC AG. According to the purchase contract ownership will be transferred at the date of the closing with Johnson Worldwide Associates, Inc. (see Note 15)

   2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Business

        The Uwatec Group is involved in a single business segment, the manufacturing and marketing of diving instruments. The company is specialized in developing and selling computers for diving. The Group sells its products under their brand names UWATEC and ALADIN, which are legally protected in most important countries. Additionally they also sell certain related diving equipment of other manufacturers. The Group's manufacturing facilities are located in Switzerland and Indonesia. The Group's principal executive offices are located in Hallwil, Switzerland.

        Principles of Combination

        The combined financial statements include the entities listed in Note
   1. All transactions and balances between the Companies listed in Note 1 have been eliminated.

        Cash and Cash Equivalents

        Cash and cash equivalents include highly liquid investments with original maturity dates of three months or less.

        Inventories

        Inventories are valued at the lower of cost or market. Cost, which includes direct materials, labor and overhead plus indirect overhead, is determined using the first in, first out (FIFO) or weighted average cost methods.

        Property, Plant and Equipment

        Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is charged on a declining-balance method over the estimated useful lives of the assets as follows:

    Buildings and improvements (operating) . . . 4 % of net book value Buildings and improvements (non-operating) . 2 % of net book value
    Machinery and equipment . . . . . . . . . . .  25 % of net book value
    Computer software . . . . . . . . . . . . . .  40 % of net book value
    Tooling . . . . . . . . . . . . . . . . . . .  45 % of net book value

        Beginning January 1, 1996 the Group adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of'. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, SFAS 121 requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Adoption of SFAS 121 had no effect on the combined financial statements.

        Taxation

        The Group companies file their individual tax returns in each jurisdiction in which the Group operates.

        Deferred taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in the respective jurisdictions in which the Group operates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Generally, deferred taxes are not provided on the unremitted earnings of subsidiaries outside of Switzerland because it is expected that these earnings are permanently reinvested. Such earnings may become taxable upon the sale or liquidation of these subsidiaries or upon the remittance of dividends. Deferred taxes are provided in situations where the Group's subsidiaries plan to make future dividend distributions.

        Research and Development

        Research and development costs are expensed as incurred. Research and development costs amounted to approximately CHF 600 during 1996.

        Currency Translation and Transactions

        The reporting currency for the combined financial statements of the Group is the Swiss Franc (CHF). The functional currency for the Group's operations is generally the applicable local currency. Accordingly, the assets and liabilities of companies whose functional currency is other than the CHF are included in the combination by translating the assets and liabilities into the reporting currency at the exchange rates applicable at the end of the reporting year. The statements of operations and cash flows of such non-CHF functional currency operations are translated at the average exchange rates during the year. Translation gains or losses are accumulated as a separate component of shareholders' equity. Currency transaction gains or losses arising from transactions of Group companies in currencies other than the functional currency are included in operations at each reporting period.

        Fair Value of Financial Instruments

        The carrying amount of cash and cash equivalents, accounts receivable, other current assets and current liabilities approximates fair market value because of the short term maturity of these financial instruments. Other financial instruments are not significant to the combined financial statements.

        Concentration of Credit Risk

        The Group's revenue base is widely diversified by geographic region and by individual customer. The Group performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

        Revenue Recognition

        Revenue is recognized when title to a product has transferred or services have been rendered.

        Use of Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   3.   DUE TO SHAREHOLDERS

        The amount due to shareholders is comprised of the following:

                                                               1996

    Principal amount due to Sport Investment
     Holding Ltd.                                   CHF          3,520
    Accrued interests to December 31, 1996                         549
                                                               -------
                                                                 4,069
    Total amount due to Sport Investment Holding Ltd.
    Debt payable to Heinz Ruchti                                   303
    Debt payable to Karl Leemann                                     8
                                                               -------
                                                    CHF          4,380
                                                               =======

        The entire loan from Sport Investment Holdings Ltd. to various Uwatec Group is translated into CHF at the year end rate. Due to the planned acquisition by Johnson Worldwide Associates, Inc., management considers the entire loan as short term.

   4.   INVENTORIES

        Inventories consisted of the following at December 31:

                                                                 1996

                Raw materials and parts                 CHF      11,190
                Finished goods                                    6,569
                                                                -------
                                                        CHF      17,759
                                                                =======

        The work in progress is an insignificant part of the inventories and is therefore under the caption of raw material and parts.

   5.   OTHER CURRENT ASSETS

        Fixed assets to be disposed of consisted of the following at December
   31:

                                                                   1996

                Ship                                    CHF       4,314
                Land                                              1,328
                Car                                                  52
                                                                -------
                                                        CHF       5,694
                                                                =======


        Management of the Group decided to sell the ship, a non-operating asset, during 1997. Based on the market information available, the company reduced its investment in the ship by CHF 1,793 to write-down its cost to the estimated realizable value. The costs of ship, net, of CHF 2,345 for 1996 include this one time write down as well as operating expenses of CHF 1,359. Such expenses are presented net of revenues of CHF 805.



        Other current assets consisted of the following at December 31:


            Prepayments and accrued income          CHF          143
            Other receivables                                    386
            Other                                                121
                                                            --------
                                                    CHF          650
                                                            ========


   6.   PROPERTY, PLANT AND EQUIPMENT, NET

        Property, plant and equipment, net, consisted of the following at December 31:

                                                               1996

           Land and buildings                       CHF          612
           Machinery and equipment                             6,772
           Computer software                                      25
                                                             -------
                                                               7,409
           Less accumulated depreciation and
            amortization                                      (4,612)
                                                             -------
                                                    CHF        2,797
                                                             =======


   7.   BANK AND OTHER LOANS

        Bank and other loans consisted of the following at December 31:

                                                               1996

            Bank overdraft liability                CHF        4,640
            Ship mortgage                                      4,314
                                                            --------
                                                    CHF        8,954
                                                            ========

        As described in footnote 5 management of the group decided to sell the ship during 1997. The related mortgage has therefore been considered to be a short-term loan

        The weighted average interest rate on the borrowings under line of credit was approximately 6.31 % at December 31, 1996. The Group had available unused bank lines of credit for short-term financing of approximately CHF 469 at December 31, 1996.

   8.   ACCRUED EXPENSES AND DEFERRED INCOME

        Accrued and other liabilities consisted of the following at December
   31:


                                                             1996

           Accrued payroll and vacation             CHF            85
           Social benefits and payroll taxes                       53
           Legal costs                                            257
           Ship mortgage                                            6
                                                               ------
                                                    CHF           401
                                                               ======


   9.   OTHER CURRENT LIABILITIES

        Other current liabilities consisted of the following at December 31:

                                                            1996

            Tax withholding, VAT, etc.              CHF          310
            Warranty                                             400
            Other                                                191
                                                             -------
                                                    CHF          901
                                                             =======


   10.  DEBT

        Long-term debt payable

                                                             1996

          Secured notes payable:
          Hong Kong and Shanghai Banking
           Corporation to PT Uwatec Batam,                         473
           Indonesia                                CHF
          Unsecured notes payable:
          Loan Marc Odermatt to Uwaplast AG,                       453
           Biberist, Switzerland
          Other                                                      9
                                                               -------
                                                    CHF            935
                                                               =======


   11.  BENEFIT PLAN

        UWATEC sponsors a defined contribution plan for the benefit of its employees. Benefits are determined and funded annually based upon the terms of the plan. Contributions under this plan amounted to CHF 163 in 1996.

        None of the group companies sponsor defined benefit plans.


   12.  TAXES

        The sources of the Group's income before taxes and minority interest were as follows:

                                                                1996

           Switzerland                             CHF         2,960
           Non-Switzerland                                    (2,068)
                                                             -------
                                                   CHF           892
                                                             =======

        The provision for taxes consists of:


                                         Current     Deferred        Total
      Year ended December 31,
       1996:
      Switzerland Federal        CHF         161           59          220
      Switzerland Canton (State)
       and Local                             295          107          402
      Non-Switzerland                        232                       232
                                        --------    ---------     --------
                                 CHF         688          166          854
                                        ========    =========     ========

        The provision for tax expense for the year ended December 31, 1996 differed from the amounts computed by applying the Switzerland federal income tax rate of 9.8% to income before taxes and minority interest as a result of the following:

                                                                     1996

      Expected tax                                      CHF            84
      Switzerland Canton (state) and local income
         taxes, net of federal income tax benefit                     632
      Change in valuation allowance                                     -
      Non-Switzerland income taxes in excess of 9.8%                  176
      Other, net                                                      (38)
                                                                  -------
                                                        CHF           854
                                                                  =======


        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 are presented below:

                                                               1996

          Deferred tax assets:
          Intangible assets                         CHF            125
                                                              --------
          Total gross deferred tax assets                          125
          Less valuation allowance                                   -
                                                              --------
          Gross deferred tax assets less valuation
           allowance                                               125
                                                              --------
          Deferred tax liabilities:
          Inventory                                              1,199
          Property, plant and equipment                             63
          Other                                                    129
                                                              --------
          Total gross deferred tax liabilities                   1,391
                                                              --------
          Net deferred tax liability                CHF          1,266
                                                              ========

        At December 31, 1996, the Group had federal net operating loss carryforwards in various countries other than Switzerland for income tax purposes of CHF 3,836. Of this amount CHF 31 had no expiration date, relating to the subsidiary in France. Additionally, there were operating losses at that date in various other countries in the amount of CHF 1,011 which expire in varying amounts through 2001.

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

   13.  COMMITMENTS AND CONTINGENCIES

        Operating Leases

        The Group leases its facilities under operating leases. The future minimum lease payments under non- cancelable operating leases are as follows at December 31, 1996:

                                                                   1996

         1997                                       CHF             640
         1998                                                       328
         1999                                                       238
         2000                                                       197
         2001                                                       150
         Thereafter                                                   -
                                                               --------
         Total                                      CHF           1,553
                                                               ========

        Rent expense for operating leases amounted to CHF 628 in 1996.

        Legal

        The Group is party to various legal proceedings, including certain patent matters. Management does not expect that any of such proceedings will have a material adverse effect on the Group's financial condition or results of operations.


   14.  GEOGRAPHIC SEGMENT INFORMATION

        The tables below shows the Group's operations by geographic region.

                                                   Income
                                                   (loss)
                                   Net sales by     from        Total
                                    destination  operations    assets
        1996
        Europe                 CHF        21,339      5,828      40,695
        United States                      4,259     (1,331)      1,899
        Asia and other                     4,654         53       1,574
        Eliminations                           -       (580)    (11,844)
                                        --------   --------   ---------
        Totals                 CHF        30,252      3,970      32,324
                                        ========   ========   =========


   15.  SUBSEQUENT EVENTS (UNAUDITED)

        Pursuant to the terms of a Stock Purchase Agreement dated March 26, 1997, between Johnson Worldwide Associates, Inc., and the shareholders agreed to sell to Johnson Worldwide Associates, Inc., and Johnson Worldwide Associates, Inc., agreed to purchase from the shareholders all of the entities constituting the Group. Consummation of the transaction contemplated by the Agreement is subject to various terms and conditions.

        During 1997 a significant customer fell in insolvency and will therefore not be able to pay back his accounts existing already by the end of 1996 to Uwatec AG, Hallwil. The total loss effect will be 1.4 mio CHF. This loss has been recorded in 1997 prior to the closing of the Stock Purchase Agreement of July 11, 1997.

   (b)  Pro Forma Financial Information

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

             The following unaudited pro forma financial information relates to the acquisition (such acquisition as well as the consummation of certain related transactions is referred to herein as the "Acquisition") by a second-tier subsidiary of Johnson Worldwide Associates, Inc. ("JWA") of all of the issued and outstanding shares of capital stock of Uwatec AG ("Uwatec"). The Acquisition, which was accounted for using the purchase method of accounting, was consummated on July 11, 1997. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of JWA and Uwatec and its affiliates (the "Uwatec Group").

             The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of JWA and the Uwatec Group for the fiscal year ended September 27, 1996, and the nine months ended June 27, 1997, with pro forma acquisition adjustments as if the Acquisition had occurred as of the beginning of the respective periods. The unaudited pro forma condensed consolidated statements of operations also reflect the sale of Plastimo S.A. ("Plastimo"), which occurred on January 30, 1997, as if such sale occurred as of the beginning of the respective periods. The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of JWA and the Uwatec Group at June 27, 1997, with pro forma acquisition adjustments as if the Acquisition had occurred on June 27, 1997. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Acquisition, (b) factually supportable, and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

             The unaudited pro forma condensed consolidated financial statements should be read in connection with JWA's Annual Report on Form 10-K for the fiscal year ended September 27, 1996 and Quarterly Report on Form 10-Q for the quarter ended June 27, 1997 along with the financial statements of the Uwatec Group and related notes that appear elsewhere in this Current Report on Form 8-K/A.

             The unaudited pro forma financial information presented is for informational purposes only and does not purport to represent what JWA's financial position or results of operations as of the dates presented would have been had the Acquisition and the sale of Plastimo in fact occurred on such date or at the beginning of the periods indicated or to project JWA's financial position or results of operations for any future date or period.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 27, 1997
                                   (unaudited)



    (thousands, except share                 Acquired   Pro Forma
    data)                            JWA     Business  Adjustments Pro Forma

    Assets
    Current assets:

     Cash                        $ 10,635    $ 1,038    $ (2,352)    $ 9,321
     Accounts receivable less
      allowance for doubtful
      accounts of $2,195           71,528      3,347          --      74,875
     Inventories                   82,352      7,136      (1,267)     88,221
     Other current assets          18,688        893          --      19,581
                                  -------    -------     -------     -------

      Total current assets        183,203     12,414      (3,619)    191,998
    Property, plant and equipment  28,479      2,998      (1,148)     30,329

    Intangible assets              47,477         10      33,075      80,562
    Other assets                    2,151         31          --       2,182
                                  -------    -------     -------     -------
    Total assets                 $261,310    $15,453     $28,308    $305,071
                                  =======    =======     =======     =======

    Liabilities and Shareholders'
     Equity

    Current liabilities:
      Short-term debt and
       current maturities
       of long-term debt         $ 35,376    $ 5,701    $ (5,701)   $ 35,376

     Accounts payable              11,101      5,213          --      16,314
     Other accrued liabilities     29,593      1,278          --      30,871
                                  -------    -------     -------     -------

      Total current liabilities    76,070     12,192      (5,701)     82,561
    Long-term debt, less current
     maturities                    61,278        635      35,466      97,379

    Other liabilities               3,827      1,169          --       4,996
                                  -------    -------     -------     -------

      Total liabilities           141,175     13,996      29,765     184,936

    Shareholders' equity:
     Common stock:

      Class A shares issued
       6,905,385                      346        103        (103)        346
      Class B shares issued
       1,228,053                       61         --          --          61

     Capital in excess of par
      value                        44,172         --          --      44,172
     Retained earnings             81,616      1,805      (1,805)     81,616
     Contingent compensation         (110)        --          --        (110)
     Cumulative translation
      adjustment                   (5,599)      (451)        451      (5,599)
     Treasury stock 27,400 Class
      A shares                       (351)        --          --        (351)
                                  -------    -------     -------     -------
      Total shareholders' equity  120,135      1,457      (1,457)    120,135
                                  -------    -------     -------     -------
      Total liabilities and
       shareholders' equity      $261,310    $15,453     $28,308    $305,071
                                  =======    =======     =======     =======

   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 27, 1996
                                   (unaudited)

    (thousands,
    except per share               Acquired  Disposed   Pro Forma
    data)                 JWA      Business  Business  Adjustments Pro Forma

    Net sales          $ 344,373   $ 24,713 $ 36,386     $     --  $ 332,700
    Cost of sales        224,649     10,688   22,060           --    213,277
                         -------    -------  -------                 -------
      Gross profit       119,724     14,025   14,326           --    119,423

    Operating
     expenses            121,200     10,782   11,283        1,224    121,923
                         -------    -------  -------      -------    -------
      Operating
       profit (loss)      (1,476)     3,243    3,043       (1,224)    (2,500)

    Interest expense      10,181        575      200           11     10,567
    Other (income)
     expense, net           (496)        51     (147)          --       (298)
                          ------    -------  -------      -------    -------
      Income (loss)
       before income
       taxes             (11,161)     2,617    2,990       (1,235)   (12,769)
    Income tax
     expense
     (benefit)               194        698    1,101          (34)      (243)
                          ------    -------  -------      -------    -------
    Net Income (loss)   $(11,355)  $  1,919  $ 1,889      $(1,201)  $(12,526)
                          ======    =======  =======      =======    =======

    Loss per common
     share:            $   (1.40)                                  $   (1.54)
                         =======                                     =======

    Weighted average
     common and
     common
     equivalent
     shares
     outstanding           8,114                                       8,114
                          ======                                      ======

   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED JUNE 27, 1997
                                   (unaudited)




    (thousands,
    except per share            Acquired   Disposed     Pro Forma
    data)               JWA     Business   Business    Adjustments  Pro Forma

    Net sales       $ 234,822   $ 16,871    $ 7,910       $    --  $ 243,783

    Cost of sales     147,088     10,494      5,108            --    152,474
                      -------    -------    -------        ------    -------
      Gross profit     87,734      6,377      2,802            --     91,309

    Operating          73,921      7,914      4,029           888     78,694
                      -------    -------    -------        ------    -------
      Operating        13,813     (1,537)    (1,227)         (888)    12,615

    Interest expense    6,580        452         12           584      7,604

    Other (income)       (168)       740       (175)           --        747
                      -------    -------    -------       -------    -------
      Income (loss)     7,401     (2,729)    (1,064)       (1,472)     4,264

    Income tax          3,653       (230)      (422)         (256)     3,589
                      -------    -------    -------       -------    -------

    Net income (loss) $ 3,748   $ (2,499)  $   (642)     $ (1,216)  $    675
                      =======    =======    =======       =======    =======

    Loss per common  $   0.46                                       $   0.08
                      =======                                        =======

    Weighted average    8,106                                          8,106
                      =======                                        =======


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

   NOTE 1

   The pro forma condensed consolidated balance sheet has been prepared to reflect the purchase by a second-tier subsidiary of JWA of all of the issued and outstanding shares of capital stock of Uwatec. The pro forma adjustments as of June 27, 1997 reflect the following:

   (a)     The adjustment of certain assets to fair value.

   (b) The allocation of excess of cost over the fair value of net assets acquired to goodwill.

   (c)     The financing for the acquisitions.

   (d) The sale of non-operating assets to certain selling shareholders of Uwatec.


   NOTE 2

   The pro forma condensed consolidated statements of operations for the year ended September 27, 1996 and the nine months ended June 27, 1997 are based on the financial statements of JWA and the Uwatec Group after giving effect to the following pro forma adjustments:

   (a) Additional operating expenses, primarily amortization expense, resulting from the amortization of intangible assets based on a useful life of 25 years.

   (b) Additional interest expense resulting from the debt obtained to finance the acquisition and provide working capital, net of proceeds from the sale of Plastimo, at rates in effect at the beginning of, or during the respective periods, as appropriate.

   (c) Provision for income tax benefits resulting from the proforma adjustments using statutory tax rates.

   (c)     Exhibits

   The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   JOHNSON WORLDWIDE ASSOCIATES, INC.



   Date:  September 24, 1997        By:   /s/ Carl G. Schmidt
                                          Carl G. Schmidt
                                          Senior Vice President and
                                          Chief Financial Officer,
                                          Secretary and Treasurer

                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated July 11, 1997



                              Exhibit

       (2) Share Purchase Agreement by and between Johnson Beteiligungsgesellschaft mbH, Johnson Worldwide Associates, Inc. and Heinz Ruchti and Karl Leeman (the selling shareholders of Uwatec AG), dated July 11, 1997.* [Previously filed with this Current Report on Form 8-K.]

      (23)   Consent of KPMG Fides Peat.


  ___________________
        * The schedules and exhibits to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.